Exhibit 21.1

SUBSIDIARIES LIST

Direct and Indirect Subsidiaries

of WISeSat.Space Holdings Corp.

Name of Subsidiary	Jurisdiction of Incorporation
WISeSat Merger Sub Corp.	Cayman Islands